EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 33-45594; File No. 33-60039; File No. 333-12657; File No. 333-100798; File No. 333-100799; File No. 333-152531; File No. 333-184692; File No. 333-195622 and File No. 333-195623) and Form S-3 (File No. 333-182988) of Sonoco Products Company of our report dated March 2, 2015, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Charlotte, North Carolina

March 2, 2015